Exhibit 5.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO LOS ANGELES TAIWAN BOSTON HOUSTON AUSTIN HANOI HO CHI MINH CITY	FIRM and AFFILIATE OFFICES www.duanemorris.com	SHANGHAI ATLANTA BALTIMORE WILMINGTON MIAMI BOCA RATON PITTSBURGH NEWARK LAS VEGAS CHERRY HILL LAKE TAHOE MYANMAR OMAN A GCC REPRESENTATIVE OFFICE OF DUANE MORRIS ALLIANCES IN MEXICO AND SRI LANKA

July 17, 2020

Soligenix, Inc.

29 Emmons Drive

Suite B-10

Princeton, NJ 08540

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Soligenix, Inc., a Delaware corporation (the “Corporation”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), and the filing thereof with the U.S. Securities and Exchange Commission (the “Commission”). The Registration Statement, including the prospectus which forms a part of the Registration Statement (the “Prospectus”, and as may be supplemented from time to time by one or more prospectus supplements (each, a “Prospectus Supplement”)), provides for the registration by the Corporation of up to a maximum aggregate offering price of $50,00,000 of any combination of the following:

(i) shares of the Corporation’s common stock, par value $0.001 per share (the “Common Stock”);

(ii) shares of the Corporation’s preferred stock, par value $0.001 per share (the “Preferred Stock”);

(iii) warrants to purchase shares of the Common Stock and/or the Preferred Stock (the “Warrants”), that the Corporation may issue under warrant agreements between the Corporation and a warrant agent to be selected by the Corporation, to be dated on or about the date of the first issuance of the applicable Warrants thereunder; and

(iv) Units comprised of one or more of the Common Stock, the Preferred Stock, and the Warrants (the “Units”, and together with the Common Stock, the Preferred Stock and the Warrants, collectively, the “Securities”).

The Corporation is registering the Securities for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

For purposes of rendering this opinion letter, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

a. the Registration Statement, in the form filed and to be filed with the Commission, and the exhibits filed or to be filed in connection therewith;

b. the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended, filed with the Secretary of State of the State of Delaware on June 21, 2012, as certified by the Secretary of the Corporation (as amended, the “Certificate of Incorporation”);

c. the Bylaws of the Corporation, as certified by the Secretary of the Corporation (as amended, the “Bylaws”); and

d. resolutions of the Board of Directors of the Corporation, as attested to by the Secretary of the Corporation.

We also have examined and relied upon the originals, or copies certified to our satisfaction, of such other records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

In rendering this opinion letter, we have assumed (i) the genuineness and authenticity of all signatures on original documents, (ii)  the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to originals of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents, (v) the accuracy, completeness and authenticity of certificates of public officials, (vi) that all records and other information made available to us by the Corporation on which we have relied are complete in all material respects, and (vii) the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. As to all questions of fact material to the opinions expressed herein, we have relied solely upon the above-referenced certificates or comparable documents and have assumed that the statements of the Corporation contained in the Registration Statement are true and correct as to all factual matters stated therein, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

For purposes of this opinion letter, we have further assumed the following:

(A) with respect to our opinion in paragraph 1 below, that at the time of issuance and sale of any of the Offered Common Stock (as defined below), the Corporation has authorized and reserved and made available for issuance a sufficient number of shares of the Common Stock, and that the consideration for the issuance and sale of the Offered Common Stock is cash in an amount that is not less than the par value of the Common Stock;

(B) with respect to our opinion in paragraph 2 below, that at the time of issuance and sale of any Offered Preferred Stock (as defined below), the Corporation has authorized and reserved and made available for issuance a sufficient number of shares of the Preferred Stock, and that the consideration for the issuance and sale of the Offered Preferred Stock is cash in an amount that is not less than the par value of the Preferred Stock;

(C) with respect to Securities being issued upon conversion of any convertible Offered Preferred Stock, that the applicable convertible Offered Preferred Stock will be validly issued, fully paid and nonassessable;

(D) with respect to any Securities being issued upon exercise of any Offered Warrants (as defined below) or upon settlement of any Offered Unit Securities (as defined below), that the applicable Offered Warrants or Offered Unit Securities will on their date of issuance be valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity; and

(E) With respect to the Warrants, that the laws of the State of New York will govern any warrant agreements with respect thereto.

We express our opinion solely with respect to the federal laws of the United States; the laws of the State of Delaware; and as to each Warrant constituting a valid and legally binding obligation of the Corporation, the laws of the State of New York. We base our opinion on these laws as in effect on the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed in the Registration Statement or any Prospectus Supplement or of any subsequent changes in applicable law. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications stated in this opinion, we are of the opinion that:

1. With respect to the Common Stock offered under the Registration Statement (the “Offered Common Stock”), provided that: (a) the Registration Statement has become effective under the Securities Act and the Prospectus and any Prospectus Supplement required by applicable laws have been delivered as required by such laws; (b) the Corporation has duly authorized the issuance of the Offered Common Stock by all necessary corporate action; (c) the issuance and sale of the Offered Common Stock does not violate any applicable law, the Certificate of Incorporation or the Bylaws, does not result in a default under or breach of any agreement or instrument binding upon the Corporation, and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; and (d) the certificates for the Offered Common Stock have been duly executed by the Corporation, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then, and only then will the Offered Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and any related Prospectus Supplement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Offered Preferred Stock, or upon exercise of any Offered Warrants in accordance with their terms, or upon settlement of any Offered Unit Securities in accordance with their terms, be validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock offered under the Registration Statement (the “Offered Preferred Stock”), provided that: (a) the Registration Statement has become effective under the Securities Act and the Prospectus and any related Prospectus Supplement required by applicable laws have been delivered as required by such laws; (b) the Corporation has duly authorized the issuance of the Offered Preferred Stock by all necessary corporate action; (c) the issuance and sale of the Offered Preferred Stock does not violate any applicable law, the Certificate of Incorporation or the Bylaws, does not result in a default under or breach of any agreement or instrument binding upon the Corporation, and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; and (d) the certificates for the Offered Preferred Stock have been duly executed by the Corporation, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then, and only then will the Offered Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and any related Prospectus Supplement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Offered Warrants in accordance with their terms, or upon settlement of any Offered Unit Securities in accordance with their terms, be validly issued, fully paid and nonassessable.

3. With respect to the Warrants offered under the Registration Statement (the “Offered Warrants”), provided that: (a) the Registration Statement has become effective under the Securities Act and the Prospectus and any related Prospectus Supplement required by applicable laws have been delivered as required by such laws; (b) the Corporation has duly authorized the issuance of the Offered Warrants by all necessary corporate action; (c) the issuance and sale of the Offered Warrants does not violate any applicable law, , the Certificate of Incorporation or the Bylaws, does not result in a default under or breach of any agreement or instrument binding upon the Corporation, and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; and (d) the Offered Warrants have been duly executed and delivered by the Corporation and authenticated by the warrant agent therefor pursuant to the applicable warrant agreement and duly delivered to the purchasers thereof against payment therefor, then, and only then will the Offered Warrants, when issued and sold as contemplated in the Registration Statement, the Prospectus and any related Prospectus Supplement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Offered Preferred Stock in accordance with their terms, be valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

4. With respect to the Units offered under the Registration Statement (the “Offered Unit Securities”), provided that: (a) the Registration Statement has become effective under the Securities Act and the Prospectus and any related Prospectus Supplement required by applicable laws have been delivered as required by such laws; (b) the Corporation has duly authorized the issuance of the Offered Unit Securities by all necessary corporate action; (c) the issuance and sale of the Offered Unit Securities does not violate any applicable law, the Certificate of Incorporation or Bylaws, does not result in a default under or breach of any agreement or instrument binding upon the Corporation, and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; and (d) the Corporation has duly executed and delivered the Offered Unit Securities against payment therefor, then, and only then will the Offered Unit Securities, when issued and sold as contemplated in the Registration Statement, the Prospectus and any related Prospectus Supplement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, be valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

This opinion letter is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the related prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Sincerely,

/s/ Duane Morris LLP

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